Exhibit 10.1.5
                                   Resolution
                             of the Parties Council
                SIC  Geosphera  Ltd and Cigma Metals Corporation

City  of  Tomsk,  Russia       December  29, 2006


     Were present:
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Native  of  Russia: Pavlova Anastasia Yevgenyevna, Chernyaev Evgeny Vitalyevich.
Native  of  Germany:  Waldemar  Mueller.
Native  of  Great  Britain:  Lars  Pearl.
Juridical Persons: Russian Science-Industrial Corporation Geosphera Ltd represented by the Director Pavlova Anastasia Evgenyevna; "Haldeygold" Russian Ltd represented by the Director Chernyaev Evgeny Vitalyevich; Open Joint-Stock Company registered at the US Stock Exchange -igma Metals Corporation represented by the President Lars Pearl and the Director Waldemar Mueller.

As a secretary was elected Pavlova A.Y.

     Agenda:
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1.   About  Market  Shares  distribution  in  2006.
2.   About financing in 2007.

     1. For December 29, 2006 Cigma Metals Corporation has transferred $US289,743 to "Haldeygold" Ltd for carrying out exploration works on the Haldey area. According to the Resolution of the Parties Council from March 3, 2006, Additional Agreement from March 3, 2006 to the Contract about joint activity from April 30, 2004, Budget for 2006, the Parties have taken a decision about total sum of financing works on the Haldey area in 2006 as $US460,538. Having discussed the implementation of the work program and Budget for Haldey license area for 2006, the Parties took an unanimous decision to leave Market Shares of the Parties in joint activity without any changes provided that Cigma Metals Corporation honors the paragraph 2.

     2. Having discussed the implementation of the work program for 2007, the Parties took the following decisions:
     1) Preliminary sum of investment for implementation of works on the Haldey area is to be not less than $US400 000. More precise sum of investment, which is necessary for carrying out works, will be confirmed by the Parties in the Budget for 2007 not later than March 1, 2007.
     2) Drilling, analytics and making corresponding agreements with contractors will be realized only after prepayment of present works in the sum not less than 50% of supposed agreement sum.
     3) To fulfill closure of a fiscal year and commitments on investments contribution by Cigma Metals Corporation not later than December 1 of a fiscal year.

     3. To refer the present agreements in addition to the Agreement about joint activity from April 30, 2004.


     Signatures  of  the  Parties:
     -----------------------------

     From  SIC  Geosphera  Ltd     /s/  A.Y.  Pavlova      .Y.  Pavlova
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From  Cigma  Metals  Corporation   /s/  Lars  Pearl         Lars  Pearl
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